Exhibit 4.3

SEVENTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES
SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 29, 2021, among the subsidiary guarantor listed on Schedule I hereto (the “Guaranteeing Subsidiary”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain Indenture (as supplemented and amended, the “Indenture”), dated as of August 22, 2018, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,000,000,000 of 5.500% Senior Notes due 2026 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Sections 4.07 and 9.01 of the Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the Indenture, including, without limitation, Section 10.02 thereof.

3.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
7.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

VIRIDIAN INTERNATIONAL MANAGEMENT LLC,
as the Guaranteeing Subsidiary

    By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer
[Signature Page to Seventh Supplemental Indenture]

VISTRA OPERATIONS COMPANY LLC,
as the Company
By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

AMBIT CALIFORNIA, LLC	LUMINANT ET SERVICES COMPANY LLC
AMBIT ENERGY HOLDINGS, LLC	LUMINANT GAS IMPORTS LLC
AMBIT HOLDINGS, LLC	LUMINANT GENERATION COMPANY LLC
AMBIT ILLINOIS, LLC	LUMINANT MINING COMPANY LLC
AMBIT MARKETING, LLC	LUMINANT POWER GENERATION INC.
AMBIT MIDWEST, LLC	LUMINANT POWER LLC
AMBIT NEW YORK, LLC	MASSPOWER, LLC
AMBIT NORTHEAST, LLC	MIAMI FORT POWER COMPANY LLC
AMBIT TEXAS, LLC	MIDLOTHIAN ENERGY, LLC
BELLINGHAM POWER GENERATION LLC	MILFORD POWER COMPANY, LLC
BIG BROWN POWER COMPANY LLC	MORRO BAY ENERGY STORAGE 1, LLC
BIG SKY GAS, LLC	MORRO BAY ENERGY STORAGE 2, LLC
BIG SKY GAS HOLDINGS, LLC	MORRO BAY POWER COMPANY LLC
BLACKSTONE POWER GENERATION LLC	MOSS LANDING ENERGY STORAGE 1, LLC
BLUENET HOLDINGS, LLC	MOSS LANDING ENERGY STORAGE 2, LLC
BRIGHTSIDE SOLAR, LLC	MOSS LANDING ENERGY STORAGE 3, LLC
CALUMET ENERGY TEAM, LLC	MOSS LANDING ENERGY STORAGE 4, LLC
CASCO BAY ENERGY COMPANY, LLC	MOSS LANDING POWER COMPANY LLC
CINCINNATI BELL ENERGY LLC	NCA RESOURCES DEVELOPMENT COMPANY LLC
COFFEEN AND WESTERN RAILROAD COMPANY	NEPCO SERVICES COMPANY
COLETO CREEK POWER, LLC	NORTHEASTERN POWER COMPANY
COLETO CREEK ENERGY STORAGE LLC	OAK GROVE MANAGEMENT COMPANY LLC
COMANCHE PEAK POWER COMPANY LLC	OAK HILL SOLAR LLC
CORE SOLAR SPV I, LLC	OAKLAND ENERGY STORAGE 1, LLC
CRIUS ENERGY, LLC	OAKLAND ENERGY STORAGE 2, LLC
CRIUS ENERGY CORPORATION	OAKLAND ENERGY STORAGE 3, LLC
CRIUS SOLAR FULFILLMENT, LLC	OAKLAND POWER COMPANY LLC
DALLAS POWER & LIGHT COMPANY, INC.	ONTELAUNEE POWER OPERATING COMPANY, LLC
DICKS CREEK POWER COMPANY LLC	PLEASANTS ENERGY, LLC
DYNEGY COAL HOLDCO, LLC	PUBLIC POWER & UTILITY OF MARYLAND, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	PUBLIC POWER & UTILITY OF NY, INC.
DYNEGY CONESVILLE, LLC	PUBLIC POWER, LLC (a Connecticut limited liability company)
DYNEGY ENERGY SERVICES (EAST), LLC	PUBLIC POWER, LLC (a Pennsylvania limited liability company)
DYNEGY ENERGY SERVICES, LLC	REGIONAL ENERGY HOLDINGS, INC.
DYNEGY KILLEN, LLC	RENEWABLE ENERGY VENTURES, LLC
DYNEGY MARKETING AND TRADE, LLC	RICHLAND-STRYKER GENERATION LLC
DYNEGY MIDWEST GENERATION, LLC	SANDOW POWER COMPANY LLC
DYNEGY OPERATING COMPANY	SAYREVILLE POWER GP INC.
DYNEGY POWER MARKETING, LLC	SAYREVILLE POWER HOLDINGS LLC
DYNEGY RESOURCES GENERATING HOLDCO, LLC	SAYREVILLE POWER LP
DYNEGY SOUTH BAY, LLC	SITHE ENERGIES, INC.
DYNEGY STUART, LLC	SITHE/INDEPENDENCE LLC
EMERALD GROVE SOLAR, LLC	SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
ENERGY REWARDS, LLC	TEXAS ELECTRIC SERVICE COMPANY, INC.
ENNIS POWER COMPANY, LLC	TEXAS ENERGY INDUSTRIES COMPANY, INC.
EQUIPOWER RESOURCES CORP.	TEXAS POWER & LIGHT COMPANY, INC.
EVERYDAY ENERGY NJ, LLC	TEXAS UTILITIES COMPANY, INC.
EVERYDAY ENERGY, LLC	TEXAS UTILITIES ELECTRIC COMPANY, INC.
FAYETTE POWER COMPANY LLC	TRIEAGLE 1, LLC
FOREST GROVE SOLAR LLC	TRIEAGLE 2, LLC
[Signature Page to Seventh Supplemental Indenture]

GENERATION SVC COMPANY	TRIEAGLE ENERGY LP
HALLMARK SOLAR, LLC	TRINIDAD POWER STORAGE LLC
HANGING ROCK POWER COMPANY LLC	TXU ELECTRIC COMPANY, INC.
HAYS ENERGY, LLC	TXU ENERGY RETAIL COMPANY LLC
HOPEWELL POWER GENERATION, LLC	TXU RETAIL SERVICES COMPANY
ILLINOIS POWER GENERATING COMPANY	UPTON COUNTY SOLAR 2, LLC
ILLINOIS POWER MARKETING COMPANY	VALUE BASED BRANDS LLC
ILLINOIS POWER RESOURCES GENERATING, LLC	VIRIDIAN ENERGY, LLC
ILLINOIS POWER RESOURCES, LLC	VIRIDIAN ENERGY PA LLC
ILLINOVA CORPORATION	VIRIDIAN ENERGY NY, LLC
IPH, LLC	VIRIDIAN NETWORK, LLC
KINCAID GENERATION, L.L.C.	VISTRA ASSET COMPANY LLC
KENDALL POWER COMPANY LLC	VISTRA CORPORATE SERVICES COMPANY
LA FRONTERA HOLDINGS, LLC	VISTRA EP PROPERTIES COMPANY
LAKE ROAD GENERATING COMPANY, LLC	VISTRA FINANCE CORP.
LIBERTY ELECTRIC POWER, LLC	VISTRA INSURANCE SOLUTIONS LLC
LONE STAR ENERGY COMPANY, INC.	VISTRA PREFERRED INC.
LONE STAR PIPELINE COMPANY, INC.	VOLT ASSET COMPANY, INC.
LUMINANT ADMINISTRATIVE SERVICES COMPANY	WASHINGTON POWER GENERATION LLC
LUMINANT COAL GENERATION LLC	WHARTON COUNTY GENERATION, LLC
LUMINANT COMMERCIAL ASSET MANAGEMENT LLC	WISE COUNTY POWER COMPANY, LLC
LUMINANT ENERGY COMPANY LLC	WISE-FUELS PIPELINE, INC.
LUMINANT ENERGY TRADING CALIFORNIA COMPANY	ZIMMER POWER COMPANY LLC

as the Subsidiary Guarantors

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee
By: /s/ Christopher Spinelli
Name: Christopher Spinelli
Title: Vice President
[Signature Page to Seventh Supplemental Indenture]

SCHEDULE I
SUBSIDIARY GUARANTOR

Name	Jurisdiction
Viridian International Management LLC	Delaware

Sch-I-1